RIGHTS OFFERING

EXPIRES January 15th, 2016

SUBSCRIBE ONLINE at www.zionoil.com/rights. Password: ZNbonds16, using the info below:

Account Name: ____________________

Account Address: ______________________

Account No: _____________ **Bond ID:** _________________ **No. of Rights:** _______

YOUR SUBSCRIPTION OPTIONS (Calculation: Rights x 2 Bonds x $100/bond = Price)

☐ I want to exercise ALL _______ Right(s) for $_________

☐ I want to exercise ONLY _____ Right(s) for 2 bonds each at $200/Right = $_________

OVER-SUBSCRIPTION I want to exercise MORE Rights in addition to what is available to me.

☐ I also want to exercise _____ Right(s) for 2 bonds each at $200/Right = $_________

MY TOTAL $__________

Make your check/money order out to Zion Oil & Gas. Mail to 6510 Abrams Rd. Ste. 300, Dallas TX 75231.

SIGNATURE(s) REQUIRED **All legal shareholders must read and sign below.**

I/We have access to the Prospectus Supplement dated Oct 21, 2015 and am/are familiar with all of its terms and conditions. I/we authorize the requests on this form with the knowledge that all requests and payments must be received and processed by January 15, 2016, and cannot be revoked or altered once submitted. I/we certify that the information provided above is correct. If incorrect amounts/calculations exist, I/we authorize payment for as many Rights as possible. I/We understand that shares are held electronically. Certificates may be requested in writing.

Sign here	Sign here	Sign here	Date Signed

My Email: ________________________________ Phone: ____________________

BOND TRANSFER I want to transfer ______ bonds from the exercise of my Rights above. Please enter the NEW owner's information below.

Name(s): ______________________________

SSN/TID: ______________ Phone: _______________

Full Address: ___________________________

Email: ________________________________

Medallion Signature Guarantee seal required for all transfers.

If transferring, all current shareholders must sign in the presence of a Medallion Signature Guarantee bank official.

Sign here	Sign here	Sign here	Date Signed